SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934


                       Date of Report: June 12, 2002


                           CompleTel Europe N.V.
             (Exact Name of Registrant as Specified in Charter)


        The Netherlands              000-30075                98-0202823
         (State or other            (Commission              (IRS Employer
         jurisdiction of            File Number)             Identification #)
         incorporation)


                                  Blaak 16
                     3011 TA Rotterdam, The Netherlands
                  (Address of Principal Executive Office)


                              (31) 20 666 1701
            (Registrant's telephone number, including area code)




ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

On May 29, 2002, CompleTel Europe N.V. ("CompleTel") commenced a voluntary composition proceeding in The Netherlands known as an Akkoord. CompleTel commenced the Akkoord as part of the recapitalization plan it announced on May 15, 2002. The recapitalization plan involves a debt-for-equity swap in respect of CompleTel's 14% senior discount notes due 2009 and 14% senior notes due 2010, the return of escrow funds established at the time of the issuance of CompleTel's Senior Notes to the holders of those Senior Notes, and the investment of at least (euro)37 million in additional equity capital. The recapitalization plan has received the consent of the holders of over 82 percent of CompleTel's combined outstanding Notes.

CompleTel commenced the Akkoord by filing a draft plan of composition in the District Court of Amsterdam on May 29, 2002. At the same time, CompleTel submitted a letter request to the District Court seeking a preliminary suspension of payments and the immediate scheduling of a meeting of creditors for a vote upon the plan of composition. Under the plan of composition, the holders of CompleTel's Notes would receive convertible preferred B shares and ordinary shares, as described in the recapitalization plan, while other unsecured and non-preferred creditors would receive the same consideration as the holders of CompleTel's Senior Discount Notes. The composition plan would bind all affected Noteholders and other creditors, and would effectively eliminate all of CompleTel's outstanding indebtedness.

The District Court granted CompleTel's request for a preliminary suspension of payments on May 30, 2002, leaving the existing directors and officers of the Company in place but appointing Mr. E.J. Bink (Herengracht 425-429, 1017 BR Amsterdam, tel: 00 3120 624 6811; fax: 00 3120 627 22785) as
administrator in the suspension of payments and Mrs. A. van Dijk, Member of the District Court, as supervising judge in respect of the Akkoord proceeding. The creditors' meeting that will vote on the proposed Akkoord was originally scheduled for June 24, 2002. The Company anticipates that this creditors' meeting will be rescheduled to mid-July in order to be coordinated with the timing of CompleTel's extraordinary general shareholders meeting that will be held to approve the amendments to CompleTel's articles of association necessary to effect the recapitalization plan. CompleTel expects the District Court to complete its review of the Akkoord by the third quarter of 2002, and it anticipates that its recapitalization plan will take effect shortly thereafter. The Akkoord applies only to CompleTel Europe N.V. and not to any of its subsidiaries.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

The following financial statements, pro forma financial information and exhibits, if any, are filed as part of this report:

(a)      Financial Statements of Business Acquired.

         Not applicable

(b)      Pro Forma Financial Information

         Not applicable

(c)      Exhibits

99.1     Dutch plan of composition of CompleTel Europe N.V., dated May 29, 2002

99.2 Letter request, without attachments, of CompleTel Europe N.V. for a preliminary suspension of payments and for the immediate scheduling of a meeting of creditors for a vote upon the plan of composition, dated May 29, 2002


                                 SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized.


                                          COMPLETEL EUROPE N.V.


DATE:  June 12, 2002                      By: /s/ John Hugo
                                              -------------------------------
                                              John Hugo
                                              Corporate Controller
                                              (Principal Accounting Officer)